Exhibit 99.1
MEADOWBROOK INSURANCE GROUP, INC.
(NYSE — MIG)

CONTACT:	Karen M. Spaun, SVP & Chief Financial Officer, (248) 204-8178 Holly Moltane, Director of External Financial Reporting, (248) 204-8590
MEADOWBROOK INSURANCE GROUP, INC.
REPORTS RECORD SECOND QUARTER NET INCOME UP 36.4% TO $8.4 MILLION
•    Earnings per diluted share of $0.23
•    Operating earnings, excluding amortization, grew 50.3% to $10.1 million, or $0.27 EPS
•    Combined Ratio Improves to 90.5%
•    Gross Written Premium up 21%
•    Declared Quarterly Dividend of $0.02 per share
•    Increased Share Repurchase Authorization to 3.0 million shares
•    Closing on ProCentury merger set for July 31, 2008.
SOUTHFIELD, MICHIGAN
July 28, 2008
Second Quarter Overview:
Meadowbrook Insurance Group, Inc. (NYSE: MIG) reported that net income grew 36.4% to $8.4 million, or $0.23 per diluted share, for the quarter ended June 30, 2008, compared to net income of $6.2 million, or $0.20 per diluted share, for the comparable period in 2007. Net operating income, excluding amortization, which is a non-GAAP measure of cash earnings, increased 50.3% to $10.1 million, compared to $6.7 million in 2007. Gross written premium in the quarter grew 21% to $94.4 million, up from $78.0 million in 2007. As a result of an equity offering last year, common stock shares outstanding at June 30, 2008 increased to 37,021,032, from 30,529,260 shares outstanding at June 30, 2007.
Year-to-Date Overview:
Net income for the six months ended June 30, 2008, increased 18.2% to $15.5 million, or $0.42 per diluted share, compared to net income of $13.1 million, or $0.44 per diluted share, for the comparable period in 2007. Year-to-date net operating income, excluding amortization, increased 35.8% to $18.7 million, or $0.50 per diluted share, compared to $13.8 million, or $0.46 per diluted share in 2007.
Second Quarter highlights included:
•	Quarter-to-date net operating income, excluding amortization, increased 50.3% to $10.1 million, or $0.27 per diluted share, compared to $6.7 million, or $0.22 per diluted share in 2007.

•	Gross written premium grew 21% to over $94.0 million.

•	Amortization expense increased to $1.6 million, from $543,000 in 2007.

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•	Book value per share grew to $8.43, from $8.16 at December 31, 2007.

•	GAAP combined ratio improved to 90.5%, compared to 97.4% in 2007.

•	Pre-tax underwriting income of $7.3 million, up from $1.8 million in 2007.

•	Affirmation of A.M. Best financial strength rating.

•	Receipt of both shareholder and regulatory approval in connection with ProCentury merger.

•	Establishment of exchange ratio and election deadline in connection with ProCentury merger.
Year-to-Date highlights included:
•	Year-to-date net operating income, excluding amortization, increased 35.8% to $18.7 million, from $13.8 million in 2007.

•	GAAP combined ratio of 92.1% with pre-tax underwriting income of $11.3 million.

•	Exercised option to acquire the remaining earnings of the USSU acquisition.

•	Total revenue grew approximately 6.9%.
Commenting on the results, Meadowbrook President and Chief Executive Officer Robert S. Cubbin stated:
“We are pleased with the profitable growth we have experienced in our underwriting subsidiaries despite the competitive environment. We are beginning to recognize growth from our 2007 marketing initiatives that followed our A.M. Best upgrade to “A-“in 2007. We remain optimistic that we will meet our pre-merger 2008 gross written premium targets of $385 to $395 million and will soon begin to realize some of the growth synergies from the ProCentury merger. We continue to focus on underwriting profits through our ability to leverage fixed costs and maintain price adequacy. We remain confident that our growth plans for full year 2008 are achievable.”
Second Quarter and Year-to-Date Results:
Net Income:
As noted above, net income for the quarter was up 36.4% to $8.4 million, or $0.23 per diluted share, compared to net income of $6.2 million, or $0.20 per diluted share in 2007. Net income for the first six months was up 18.2% to $15.5 million, or $0.42 per diluted share, compared to net income of $13.1 million, or $0.44 per diluted share in 2007.
Net Operating Income, Excluding Amortization (a non-GAAP measure of cash earnings):
Net operating income, excluding amortization, for the quarter increased 50.3% to $10.1 million, compared to $6.7 million in 2007. For the first six months, net operating income, excluding amortization, increased 35.8% to $18.7 million, compared to $13.8 million in 2007.
Revenues:
Revenues for the quarter ended June 30, 2008, increased 11.0%, to $93.4 million, compared to $84.2 million in 2007. For the first six months, revenues increased 6.9%, to $178.6 million, compared to $167.1 million in 2007.
Net earned premiums increased $9.8 million, or 14.6%, to $77.0 million for the quarter, compared to $67.2 million in 2007. Net earned premiums for the first six months increased 8.1%, to $143.1 million, compared to $132.4 million in 2007. This increase was primarily the result of overall growth within our existing programs and the new business we began writing in 2007 and 2008, as well as additional selective growth consistent with our corporate underwriting guidelines and our controls over price adequacy.

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Net commissions and fees decreased $1.1 million, or 10.3%, to $9.6 million for the quarter, compared to $10.7 million in 2007. For the first six months, net commissions and fees decreased to $21.7 million, compared to $22.3 million in 2007. In 2008, we converted a portion of the policies produced by USSU to our insurance company subsidiaries. The intercompany management fees associated with that portion of the USSU business that we moved to our insurance company subsidiaries were $1.0 million for the three months ended June 30, 2008. These fees are now eliminated upon consolidation, but do not impact overall consolidated results. Excluding the full year impact of this change, net commission and fees would have been relatively flat in comparison to the second quarter of 2007. Net commission and fees were partially impacted by a decrease in fees within a New England-based program and by lower agency commission revenue, both due to competitive pricing in certain jurisdictions.
Net investment income increased by 11.0%, to $6.9 million for the quarter ended June 30, 2008. Year-to-date net investment income increased to $14.1 million, from $12.4 million in 2007. Average invested assets for the quarter increased $94.4 million to $641.9 million. For the first six months, average invested assets increased $112.9 million to $647.7 million. The increase in average invested assets primarily resulted from the positive cash flows from operations, favorable underwriting results, and the lengthening of the duration of our reserves. In addition, the increase in average invested assets includes cash from our equity offering in July 2007.
The average investment yield was 4.31% for June 30, 2008, down from 4.55% in 2007. The current pre-tax book yield was 4.28%. The current after-tax book yield was 3.24%, compared to 3.40% in 2007. The duration of the investment portfolio is 3.9 years.
During the quarter, we recognized a capital loss of $168,000 related to a single asset-backed security. This asset-backed security had some indirect sub-prime exposure that is wrapped by insurance from monoline insurer, FGIC. The security is collateralized by fixed rate second loans originated in 2005. The security is current on all interest payments, is adequately collateralized and we have the ability and intent to hold the security to maturity. However, the present value of the expected cash flows is below the amortized cost of the security. Therefore, we are required to recognize any unrealized loss as a capital loss in the income statement. Accordingly, the amortized cost was reduced at June 30, 2008 to market value.
Our investment portfolio is 99.7% in investment grade securities and we continue to invest in securities with minimum credit risk. While our investment portfolio includes investments in mortgage-backed and agency-backed securities, we do not have any direct exposure to any sub-prime risks. Mortgage-backed securities, including both commercial and residential mortgage-backed, were 19.0% of our investment portfolio at June 30, 2008, compared to 19.5% at June 30, 2007. Asset-backed securities were 3.2% of our investment portfolio at June 30, 2008, compared to 4.6% at June 30, 2007. Within the asset-backed sector, we have an indirect exposure to subprime loans on four securities totaling $2.6 million. Two securities are AAA rated and have current credit enhancement in excess of the initial credit enhancement. The other two securities are insured by FGIC, which has been downgraded. As a result, these two securities have been downgraded to BBB- and BB. Since these securities no longer bear a rating of high credit quality and are in an unrealized loss position, we are required to evaluate the securities for other than temporary impairment charges, in accordance with accounting guidelines. As a result, an impairment loss of $168,000, as noted above, was recognized on one of the securities. No impairment was required to be recognized on the other security. We do not expect any principal loss will be realized on either security.
Expenses:
The GAAP combined ratio for the quarter improved 6.9 percentage points to 90.5%, compared to 97.4% in 2007. For the first six months, our combined ratio was 92.1%, compared to 96.8% in 2007, an improvement of 4.7 percentage points. Our combined ratio was favorably impacted by the elimination of the fronting fees associated with our prior use of an unaffiliated insurance carrier, as well as our ability to

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further leverage fixed costs. In addition, our combined ratio was favorably impacted by an increase in favorable development on prior accident years ultimate loss estimates.
Incurred losses were $43.5 million for the quarter ended June 30, 2008, compared to $39.7 million in 2007. Year-to-date incurred losses were $81.2 million, up from $76.4 million in 2007. The loss and loss adjustment expense ratio for the quarter improved 2.9 percentage points to 61.2%, from 64.1% in 2007. For the first six months, the loss and loss adjustment expense ratio improved 1.2 percentage points to 61.5%, from 62.7% in 2007.
For the quarter, our loss and loss adjustment expense ratio included favorable development of $2.7 million, or 3.5 percentage points, compared to adverse development of $83,000 in 2007. For the first six months, we had favorable development on prior accident years of $5.6 million, or 3.9 percentage points, compared to favorable development of $2.1 million, or 1.6 percentage points in 2007.
Policy acquisition and other underwriting expenses decreased 3.4%, to $12.7 million for the second quarter of 2008, compared to $13.2 million in 2007. The GAAP expense ratio for the quarter improved 4.0 percentage points to 29.3%, from 33.3% in 2007. Year-to-date policy acquisition and other underwriting expenses decreased 3.5%, to $25.9 million, from $26.8 million in 2007. The GAAP expense ratio for the year improved 3.5 percentage points to 30.6%, from 34.1% in 2007. The decrease within our expense ratio reflects the anticipated decrease due to the elimination of the fronting fees paid in 2007 and our continued leveraging of fixed costs as we are able to grow without adding to our staffing levels.
Salaries and employee benefits for the quarter ended June 30, 2008 increased $1.2 million, or 9.6%, to $14.1 million, from $12.9 million in 2007. Year-to-date salaries and employee benefits increased to $26.9 million, from $26.4 million in 2007. This change primarily reflects an increase in variable compensation, as a result of our favorable results and its relation to our targeted variable compensation thresholds and an increase in health benefit costs. Slightly offsetting these unfavorable variances was a decrease in profit sharing commissions. The decrease in profit sharing commissions was the result of our purchase of an excess book of business.
Other administrative expenses increased to $8.0 million for the quarter, from $7.6 million in 2007. Year-to-date other administrative expenses increased to $16.8 million, from $15.0 million in comparison to 2007. The year-to-date increase primarily relates to the management fee associated with the USSU acquisition. These fees were discontinued upon termination of the Management Agreement we had with the former owners of USSU in January 2008.
Amortization expense for the quarter ended June 30, 2008, increased $1.0 million, to $1.6 million, from $543,000 in 2007. Year-to-date amortization expense increased $2.4 million, to $3.1 million, from $687,000 in 2007. This increase in amortization expense primarily relates to the customer relationships acquired with the USSU business and the excess book of business.
Interest expense for the quarter decreased 24.8%, to $1.3 million, from $1.7 million in 2007. Year-to-date interest expense decreased 18.7%, to $2.6 million, from $3.2 million in 2007. These decreases primarily reflect a decrease in the average outstanding balance on our line of credit, as well as a decrease in our overall average interest rates on our debentures, in comparison to 2007.
In April 2008, we entered into three interest rate swap transactions to mitigate our interest rate risk on our remaining $30.0 million in debt not previously fixed with our prior interest rate swaps entered into in 2005. This was the result of our overall capital structure, recent interest rate reductions and the fact that the 3-month LIBOR rate was at its lowest point since we entered into our prior interest rate swap transactions. As a result, all of our senior debentures and trust preferred securities now have fixed interest rates associated with them. The average fixed interest rate associated with the interest rate swaps was 8.2%, compared to an annualized rate of 9.6% in 2007.

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Other Matters:
Shareholders’ Equity:
Shareholders’ equity increased to $312.0 million, or $8.43 per common share, at June 30, 2008, compared to $301.9 million, or $8.16 per common share, at December 31, 2007. This per share increase in book value primarily reflects our year-to-date earnings and an increase in unrealized losses, net of deferred income tax, of $4.4 million.
At June 30, 2008, our debt-to-equity ratio was 17.9%, compared to 18.5% at December 31, 2007, which is comprised solely of our interest only 30-year debentures. Excluding these debentures our debt-to-equity ratio would have been 0% at June 30, 2008.
Dividend and Share Repurchases:
On July 25, 2008, our Board of Directors declared a quarterly dividend of $0.02 per share payable on September 2, 2008, to shareholders of record as of August 15, 2008.
At our regularly scheduled Board of Directors meeting of July 25, 2008, our Board of Directors increased our authorized share repurchases from 1,000,000 to 3,000,000 in market transactions for a period not to exceed twenty-four months. As of June 30, 2008, we did not repurchase any shares under our prior share repurchase plan.
Statutory Surplus:
Statutory surplus increased to $205.5 million at June 30, 2008, from $188.4 million at December 31, 2007. The increase in statutory surplus was primarily due to statutory net income. As of June 30, 2008, our earned surplus is $56.0 million, which represents our available dividend potential from our insurance company subsidiaries to our holding company for capital strategies, such as acquisitions, dividends, debt repayments, and share repurchases.
Income Taxes:
The effective federal tax rate for the six months ended June 30, 2008 was 28.9%, compared to 28.3% in 2007. The increase in the effective tax rate from 2007 to 2008 reflects a lower contribution of investment income to pre-tax income. Investment income represented 63.4% of pre-tax income for the six months ended June 30, 2008, compared to 66.4% in 2007. This decrease reflects the improved underwriting results in 2008, compared to 2007, slightly offset by growth in invested assets from operations and the cash proceeds from the equity raise in July 2007.
A.M. Best Affirmation:
As previously announced on June 4, 2008, A.M. Best Company affirmed the financial strength rating of “A-” (Excellent) for our insurance company subsidiaries.
ProCentury Merger Update:
As announced on July 14, 2008, the shareholders of both Meadowbrook and ProCentury have now approved the merger of the companies. In addition, and as recently announced, all regulatory approvals were obtained and we established the exchange ratio and the election form deadline. The exchange ratio

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for ProCentury Corporation common shares exchanged for Meadowbrook common stock in the merger will be 2.5000. The election form deadline for ProCentury Corporation shareholders to submit their election forms for selecting the form of merger consideration to be received upon consummation of the merger has been set at 5:00 p.m., Eastern Time, on July 30, 2008. The closing on the transaction is scheduled for July 31, 2008.
Commenting on the finalization of the merger, Robert S. Cubbin stated, “We are extremely excited that we will be closing on the merger transaction very soon. We were pleased with the strong support for the merger we received from the shareholders of both companies and we appreciate the cooperation we received for the regulators in order to meet our deadlines. Both management teams have been working together diligently to insure a smooth transition into one organization. We are excited about the numerous growth opportunities created by this merger and look forward to finally being able to bring these two very disciplined operations together.”
We expect to provide a more detailed merger update in mid-August 2008.
About Meadowbrook Insurance Group
A leader in the specialty program management market, Meadowbrook is a risk management organization, specializing in alternative risk management solutions for agents, professional/trade associations, and small to medium-sized insureds. Meadowbrook Insurance Group, Inc. common shares are listed on the New York Stock Exchange under the symbol “MIG”. For further information, please visit Meadowbrook’s corporate web site at www.meadowbrook.com.
Certain statements made by Meadowbrook Insurance Group, Inc. in this release may constitute forward-looking statements including, but not limited to, those statements that include the words “believes,” “expects,” “anticipates,” “estimates,” or similar expressions. Please refer to the Company’s most recent 10-K, 10-Q, and other Securities and Exchange Commission filings for more information on risk factors. Actual results could differ materially. These forward-looking statements involve risks and uncertainties including, but not limited to the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectibility of reinsurance; increased rate pressure on premiums; obtainment of certain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation; actions taken by regulators, rating agencies or lenders; obtainment of certain processing efficiencies; changing rates of inflation; and general economic conditions. Meadowbrook is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

EARNINGS RELEASE	PAGE 7

MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED BALANCE SHEET INFORMATION

	JUNE 30,	DECEMBER 31,
(In Thousands, Except Per Share Data)	2008	2007

BALANCE SHEET DATA

ASSETS
Cash and invested assets	$643,779	$651,601
Premium & agents balances	94,242	87,341
Reinsurance recoverable	200,904	199,514
Deferred policy acquisition costs	28,997	26,926
Prepaid reinsurance premiums	18,669	17,763
Goodwill	60,371	43,497
Other assets	91,244	87,324

Total Assets	$1,138,206	$1,113,966

LIABILITIES
Loss and loss adjustment expense reserves	$558,864	$540,002
Unearned premium reserves	159,250	153,927
Debentures	55,930	55,930
Other liabilities	52,142	62,213

Total Liabilities	826,186	812,072

STOCKHOLDERS’ EQUITY
Common stockholders’ equity	312,020	301,894

Total Liabilities & Stockholders’ Equity	$1,138,206	$1,113,966

Book value per common share	$8.43	$8.16

Book value per common share excluding unrealized gain/loss on available for sale securities, net of deferred taxes	$8.45	$8.07

EARNINGS RELEASE	PAGE 8

MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED INCOME STATEMENT INFORMATION

	FOR THE QUARTER		FOR THE SIX MONTHS
(In Thousands, Except	ENDED JUNE 30,		ENDED JUNE 30,
Share & Per Share Data)	2008	2007	2008	2007
SUMMARY DATA
Gross written premiums	$94,370	$78,000	$184,838	$167,504
Net written premiums	76,071	65,670	147,470	137,642

REVENUES
Net earned premiums	$77,031	$67,191	$143,053	$132,395
Net commissions and fees	9,632	10,743	21,663	22,294
Net investment income	6,917	6,229	14,065	12,385
Net realized (losses) gains	(146)	20	(177)	14

Total Revenues	93,434	84,183	178,604	167,088

EXPENSES
Net losses & loss adjustment expenses (1)	43,542	39,707	81,203	76,353
Salaries & employee benefits	14,143	12,900	26,898	26,432
Interest expense	1,254	1,667	2,565	3,154
Policy acquisition and other underwriting expenses (1)	12,716	13,169	25,863	26,812
Amortization expense	1,563	543	3,114	687
Other administrative expenses	7,961	7,598	16,793	14,992

Total Expenses	81,179	75,584	156,436	148,430

INCOME BEFORE INCOME TAXES AND EQUITY EARNINGS	12,255	8,599	22,168	18,658
Income tax expense	3,879	2,461	6,790	5,610
Equity earnings of affiliates	61	48	117	61

NET INCOME	$8,437	$6,186	$15,495	$13,109

NET OPERATING INCOME (2)	$8,532	$6,173	$15,610	$13,100

Amortization expense	1,563	543	3,114	687

NET OPERATING INCOME, excluding amortization expense (3)	$10,095	$6,716	$18,724	$13,787

Diluted earnings per common share
Net income	$0.23	$0.20	$0.42	$0.44
Net operating income	$0.23	$0.20	$0.42	$0.44
Net operating income, excluding amortization expense	$0.27	$0.22	$0.50	$0.46
Diluted weighted average common shares outstanding	37,126,911	30,350,553	37,126,782	29,876,480

GAAP ratios:

Loss & LAE ratio	61.2%	64.1%	61.5%	62.7%
Other underwriting expense ratio	29.3%	33.3%	30.6%	34.1%

GAAP combined ratio	90.5%	97.4%	92.1%	96.8%

(1)	Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The following supplemental information sets forth the intercompany fees, which are eliminated upon consolidation.

(2)	While net operating income is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Net operating income is net income less realized gains (losses) net of taxes associated with such gains (losses).

(3)	While net operating income, excluding amortization expense, is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Management believes this information is beneficial as amortization expense reflects an interim non-cash charge and in the long-term cash earnings will reflect GAAP earnings as we complete the amortization periods associated with current acquisitions. Net operating income, excluding amortization expense, is net income less realized gains (losses) net of taxes associated with such gains (losses) and less amortization expense.

EARNINGS RELEASE	PAGE 9

MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED UNCONSOLIDATED GAAP DATA

	FOR THE QUARTER		FOR THE SIX MONTHS
	ENDED JUNE 30,		ENDED JUNE 30,
(In Thousands)	2008	2007	2008	2007
Unconsolidated GAAP data — Ratio Calculation Table:
Net earned premiums	$77,031	$67,191	$143,053	$132,395

Consolidated net loss and LAE (1)	$43,542	$39,707	$81,203	$76,353
Intercompany claim fees	3,629	3,353	6,735	6,648

Unconsolidated net loss and LAE	$47,171	$43,060	$87,938	$83,001

GAAP loss and LAE ratio	61.2%	64.1%	61.5%	62.7%

Consolidated policy acquisition and other underwriting expenses (1)	$12,716	$13,169	$25,863	$26,812
Intercompany administrative and other underwriting fees	9,832	9,178	17,920	18,330

Unconsolidated policy acquisition and other underwriting expenses	$22,548	$22,347	$43,783	$45,142

GAAP other underwriting expense ratio	29.3%	33.3%	30.6%	34.1%

GAAP combined ratio	90.5%	97.4%	92.1%	96.8%

	2008	2007	2008	2007

Unconsolidated GAAP data — Gross Commissions and Fees:
Managed programs:
Management fees	$4,174	$5,412	$10,206	$10,287
Claims fees	2,305	2,247	4,485	4,451
Loss control fees	625	544	1,135	1,143
Reinsurance brokerage	98	85	394	418

Total managed programs	7,202	8,288	16,220	16,299
Agency commissions	2,681	2,860	6,009	6,745
Intersegment revenue	(251)	(405)	(566)	(750)

Net commissions and fees	9,632	10,743	21,663	22,294
Intercompany commissions and fees	13,461	12,531	24,655	24,978

Gross commissions and fees	$23,093	$23,274	$46,318	$47,272

Fee-for-service pre-tax income, excluding amortization	$1,708	$3,309	$4,246	$7,237

Pre-tax margin on fee-for-service income	7.4%	14.2%	9.2%	15.3%

(1)	Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The above table sets forth the intercompany fees, which are eliminated in consolidation. The GAAP combined ratio is the sum of the GAAP loss and loss adjustment expense ratio and the GAAP expense ratio. The GAAP loss and loss adjustment expense ratio is the unconsolidated net loss and loss adjustment expense in relation to net earned premium. The GAAP expense ratio is the unconsolidated policy acquisition and other underwriting expenses in relation to net earned premium.

EARNINGS RELEASE	PAGE 10
MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED ADJUSTED GAAP EXPENSE RATIO SUMMARY

	FOR THE QUARTER		FOR THE SIX MONTHS
	ENDED JUNE 30,		ENDED JUNE 30,
(In Thousands)	2008	2007	2008	2007

Net earned premiums	$77,031	$67,191	$143,053	$132,395
Less: Unconsolidated net loss and LAE	47,171	43,060	87,938	83,001
Unconsolidated policy acquisition and other underwriting expenses	22,548	22,347	43,783	45,142

Underwriting income	$7,312	$1,784	$11,332	$4,252

GAAP combined ratio as reported	90.5%	97.4%	92.1%	96.8%

Specialty risk management operations pre-tax income	$15,617	$10,848	$28,529	$22,167
Less: Underwriting income	7,312	1,784	11,332	4,252
Net investment income and capital gains	6,771	6,249	13,888	12,399

Fee-based operations pre-tax income	1,534	2,815	3,309	5,516
Agency operations pre-tax income	174	494	937	1,721

Total fee-for-service pre-tax income	$1,708	$3,309	$4,246	$7,237

GAAP expense ratio as reported	29.3%	33.3%	30.6%	34.1%
Adjustment to include pre-tax income from total fee-for-service income (1)	2.2%	4.9%	3.0%	5.5%

GAAP expense ratio as adjusted (2)	27.1%	28.3%	27.6%	28.6%
GAAP loss and LAE ratio as reported	61.2%	64.1%	61.5%	62.7%

GAAP combined ratio as adjusted	88.3%	92.4%	89.1%	91.3%

Reconciliation of consolidated pre-tax income:
Specialty risk management operations pre-tax income:
Fee-based operations pre-tax income	$1,534	$2,815	$3,309	$5,516
Underwriting income	7,312	1,784	11,332	4,252
Net investment income and capital gains	6,771	6,249	13,888	12,399

Total specialty risk management operations pre-tax income	15,617	10,848	28,529	22,167

Agency operations pre-tax income	174	494	937	1,721
Less: Holding company expenses	719	533	1,619	1,389
Interest expense	1,254	1,667	2,565	3,154
Amortization expense	1,563	543	3,114	687

Consolidated pre-tax income	$12,255	$8,599	$22,168	$18,658

(1)	Adjustment to include pre-tax income from total fee-for-service income is calculated by dividing total fee-for-service income by net earned premiums.

(2)	While the adjusted GAAP expense ratio is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. The adjusted GAAP expense ratio is the GAAP expense ratio, as reported, less the adjustment to include pre-tax income from total fee-for-service income. Management believes this information is beneficial as our GAAP expense ratio includes the impact of the margin associated with our fee-based operations. If the profit margin from our fee-for-service business is recognized as an offset to our underwriting expense, a more realistic picture of our operating efficiency emerges.

EARNINGS RELEASE	PAGE 11
MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED CASH OPERATING ACTIVITIES SUMMARY FOR
INSURANCE COMPANY AND FEE-BASED SUBSIDIARIES

	FOR THE QUARTER		FOR THE SIX MONTHS
	ENDED JUNE 30,		ENDED JUNE 30,
(In Thousands)	2008	2007	2008	2007
SUMMARY DATA
Net Income	$8,437	$6,186	$15,495	$13,109

Insurance Company Subsidiaries
Net Income	$9,643	$5,455	$16,931	$11,071

Adjustments to reconcile net income to net cash provided by operating activities	2,480	(283)	2,877	158
Changes in operating assets and liabilities	5,848	(1,551)	7,121	9,732

Total adjustments	8,328	(1,834)	9,998	9,890

Net cash provided by operating activities	$17,971	$3,621	$26,929	$20,961

Fee-based Subsidiaries
Net (loss) income	$(1,206)	$731	$(1,436)	$2,038
Depreciation	760	788	1,505	1,525
Amortization	1,563	543	3,114	687
Interest	1,254	1,667	2,565	3,154

Net income, excluding interest, depreciation, and amortization (1) (“EBIDA”)	$2,371	$3,729	$5,748	$7,404

Adjustments to reconcile net income to net cash provided by (used in ) operating activities	2,371	879	4,202	2,452
Changes in operating assets and liabilities	(1,832)	(146)	(3,548)	(3,214)

Total adjustments	539	733	654	(762)
Depreciation	(760)	(788)	(1,505)	(1,525)
Amortization	(1,563)	(543)	(3,114)	(687)
Interest	(1,254)	(1,667)	(2,565)	(3,154)

Net cash (used in) provided by operating activities	$(667)	$1,464	$(782)	$1,276

Consolidated total adjustments	8,867	(1,101)	10,652	9,128

Consolidated net cash provided by operating activities	$17,304	$5,085	$26,147	$22,237

(1)	While net income, excluding interest, depreciation, and amortization, is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements.

EARNINGS RELEASE	PAGE 12

MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED HISTORICAL INCOME STATEMENT INFORMATION

(In Thousands, Except
Share & Per Share Data)	2005A	2006A	Q107A	Q207A	Q307A	Q407A	2007A	Q108A	Q208A

SUMMARY DATA
Gross written premiums	$332,209	$330,872	$89,504	$78,000	$90,729	$88,218	$346,451	$90,468	$94,370
Net written premiums	258,134	262,668	71,972	65,670	73,203	69,366	280,211	71,399	76,071

INCOME STATEMENT

REVENUES
Net earned premiums	$249,959	$254,920	$65,204	$67,191	$67,337	$68,465	$268,197	$66,022	$77,031
Commissions and fees (net)	35,916	41,172	11,551	10,743	13,319	10,375	45,988	12,031	9,632
Net investment income	17,975	22,075	6,156	6,229	6,788	7,227	26,400	7,148	6,917
Net realized gains (losses)	167	69	(6)	20	100	36	150	(31)	(146)

Total Revenues	304,017	318,236	82,905	84,183	87,544	86,103	340,735	85,170	93,434

EXPENSES
Net losses & loss adjustment expenses	151,542	146,293	36,646	39,707	37,015	37,601	150,969	37,661	43,542
Policy acquisition and other underwriting expenses	44,439	50,479	13,643	13,169	12,927	13,978	53,717	13,147	12,716
Other administrative expenses	26,810	28,824	7,394	7,598	9,190	8,087	32,269	8,832	7,961
Salaries & employee benefits	51,331	54,569	13,532	12,900	15,750	14,251	56,433	12,755	14,143
Amortization expense	373	590	144	543	622	621	1,930	1,551	1,563
Interest expense	3,856	5,976	1,487	1,667	1,476	1,400	6,030	1,311	1,254

Total Expenses	278,351	286,731	72,846	75,584	76,980	75,938	301,348	75,257	81,179

INCOME BEFORE TAXES AND EQUITY EARNINGS	25,666	31,505	10,059	8,599	10,564	10,165	39,387	9,913	12,255
Income tax expense	7,757	9,599	3,149	2,461	3,219	2,897	11,726	2,911	3,879
Equity earnings of affiliates	1	128	13	48	210	60	331	56	61

NET INCOME	$17,910	$22,034	$6,923	$6,186	$7,555	$7,328	$27,992	$7,058	$8,437

Net realized capital gain (loss), net of tax	109	45	(4)	13	65	23	97	(20)	(95)

OPERATING INCOME	$17,801	$21,989	$6,927	$6,173	$7,490	$7,305	$27,895	$7,078	$8,532

Amortization expense	373	590	144	543	622	621	1,930	1,551	1,563

OPERATING INCOME, excluding amortization expense	$18,174	$22,579	$7,071	$6,716	$8,112	$7,926	$29,825	$8,629	$10,095

Weighted average common shares outstanding	29,653,067	29,566,141	29,465,807	30,350,553	35,378,119	37,074,978	33,101,965	37,103,270	37,126,911
Shares O/S at end of the period	28,672,009	29,107,818	29,539,236	30,529,260	36,980,070	36,996,287	36,996,287	37,021,032	37,021,032

PER SHARE DATA (Diluted)
Net income	$0.60	$0.75	$0.23	$0.20	$0.21	$0.20	$0.85	$0.19	$0.23
Net realized gain (loss), net of tax	$—	$0.01	$—	$—	$—	$—	$0.01	$—	$—
Operating income	$0.60	$0.74	$0.23	$0.20	$0.21	$0.20	$0.84	$0.19	$0.23
Operating income, excluding amortization expense	$0.61	$0.76	$0.24	$0.22	$0.23	$0.21	$0.90	$0.23	$0.27

OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio	65.2%	62.3%	61.3%	64.1%	59.9%	59.5%	61.2%	61.7%	61.2%
GAAP Expense ratio	33.5%	34.5%	35.0%	33.3%	33.9%	34.5%	34.2%	32.2%	29.3%

GAAP Combined ratio	98.7%	96.8%	96.3%	97.4%	93.8%	94.0%	95.4%	93.9%	90.5%

Unconsolidated GAAP data — Ratio Calculation Table:
Net earned premiums	$249,959	$254,920	$65,204	$67,191	$67,337	$68,465	$268,197	$66,022	$77,031

Consolidated net loss and LAE	$151,542	$146,293	$36,646	$39,707	$37,015	$37,601	$150,969	$37,661	$43,542
Intercompany claim fees	11,523	12,553	3,295	3,353	3,297	3,113	13,058	3,106	3,629

Unconsolidated net loss and LAE	$163,065	$158,846	$39,941	$43,060	$40,312	$40,714	$164,027	$40,767	$47,171

GAAP Net loss and LAE ratio	65.2%	62.3%	61.3%	64.1%	59.9%	59.5%	61.2%	61.7%	61.2%

Consolidated Policy acquisition and other underwriting expenses	$44,439	$50,479	$13,643	$13,169	$12,927	$13,978	$53,717	$13,147	$12,716
Intercompany administrative and other underwriting fees	39,231	37,442	9,152	9,178	9,916	9,644	37,890	8,088	9,832

Unconsolidated policy acquisition and other underwriting expenses	$83,670	$87,921	$22,795	$22,347	$22,843	$23,622	$91,607	$21,235	$22,548

GAAP Expense ratio	33.5%	34.5%	35.0%	33.3%	33.9%	34.5%	34.2%	32.2%	29.3%

GAAP Combined Ratio	98.7%	96.8%	96.3%	97.4%	93.8%	94.0%	95.4%	93.9%	90.5%

Unconsolidated Commissions & Fees
Managed programs:
Management fees	$16,741	$18,714	$4,875	$5,412	8,376	5,300	$23,963	$6,032	$4,174
Claims fees	7,113	8,776	2,204	2,247	2,337	2,237	9,025	2,180	2,305
Loss control fees	2,260	2,216	599	544	489	519	2,151	510	625
Reinsurance brokerage	660	735	333	85	185	326	929	296	98

Total managed programs	26,774	30,441	8,011	8,288	11,387	8,382	$36,068	9,018	7,202
Agency commissions	11,304	12,285	3,885	2,860	2,329	2,242	11,316	3,328	2,681
Intersegment commissions and fees	(2,162)	(1,554)	(345)	(405)	(397)	(249)	(1,396)	(315)	(251)

Net Commissions and fees	35,916	41,172	11,551	10,743	13,319	10,375	45,988	12,031	9,632
Intercompany commissions and fees	50,754	49,995	12,447	12,531	13,213	12,757	50,948	11,194	13,461

Gross commissions and fees	$86,670	$91,167	$23,998	$23,274	$26,532	$23,132	$96,936	$23,225	$23,093

EARNINGS RELEASE	PAGE 13

MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED HISTORICAL CASH OPERATING ACTIVITIES SUMMARY FOR
INSURANCE COMPANY AND FEE-BASED SUBSIDIARIES
(In Thousands)

	2005A	2006A	Q107A	Q207A	Q307A	Q407A	2007A	Q108A	Q208A

SUMMARY DATA
Net Income	$17,910	$22,034	$6,923	$6,186	$7,555	$7,328	$27,992	$7,058	$8,437

Insurance Company Subsidiaries
Net Income	$13,508	$19,712	$5,616	$5,455	$7,195	$7,329	$25,595	$7,288	$9,643

Adjustments to reconcile net income to net cash provided by operating activities	3,003	3,033	441	(283)	668	(130)	696	397	2,480
Changes in operating assets and liabilities	59,784	46,915	11,283	(1,551)	16,602	29,199	55,533	1,273	5,848

Total adjustments	62,787	49,948	11,724	(1,834)	17,270	29,069	56,229	1,670	8,328

Net cash provided by operating activities	$76,295	$69,660	$17,340	$3,621	$24,465	$36,398	$81,824	$8,958	$17,971

Fee-based Subsidiaries
Net income	$4,402	$2,322	$1,307	$731	$360	$(1)	$2,397	$(230)	$(1,206)
Depreciation	2,277	2,553	737	788	755	867	3,147	745	760
Amortization	373	590	144	543	622	621	1,930	1,551	1,563
Interest	3,856	5,976	1,488	1,667	1,475	1,400	6,030	1,311	1,254

Net income, excluding interest, depreciation, and amortization (“EBIDA”)	$10,908	$11,441	$3,676	$3,729	$3,212	$2,887	$13,504	$3,377	$2,371

Adjustments to reconcile net income to net cash provided by operating activities	4,444	3,161	1,573	879	1,427	1,998	5,877	1,831	2,371
Changes in operating assets and liabilities	(3,194)	(852)	(3,068)	(146)	3,734	(2,011)	(1,491)	(1,716)	(1,832)

Total adjustments	1,250	2,309	(1,495)	733	5,161	(13)	4,386	115	539
Depreciation	(2,277)	(2,553)	(737)	(788)	(755)	(867)	(3,147)	(745)	(760)
Amortization	(373)	(590)	(144)	(543)	(622)	(621)	(1,930)	(1,551)	(1,563)
Interest	(3,856)	(5,976)	(1,488)	(1,667)	(1,475)	(1,400)	(6,030)	(1,311)	(1,254)

Net cash provided by (used in) operating activities	$5,652	$4,631	$(188)	$1,464	$5,521	$(14)	$6,783	$(115)	$(667)

Consolidated total adjustments	64,037	52,257	10,229	(1,101)	22,431	29,056	60,615	1,785	8,867

Consolidated net cash provided by operating activities	$81,947	$74,291	$17,152	$5,085	$29,986	$36,384	$88,607	$8,843	$17,304